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                                                                   EXHIBIT 99.2

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

     I, Michael J. Cloherty, the chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended June 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.



                              /s/ Michael J. Cloherty
                              -----------------------
                              Michael J. Cloherty
                              August 14, 2002